UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ]    Definitive Additional Materials
[ ]    Soliciting Material pursuant to Rule 14a-12

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 13, 2016
To the Stockholders of Griffin-Benefit Street Partners BDC Corp.:
I am pleased to invite you to the annual meeting of stockholders of Griffin-Benefit Street Partners BDC Corp. The annual meeting will be held on December 13, 2016 at 10:00 A.M. (PT), at the offices of Griffin-Benefit Street Partners BDC Corp., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, for the following purposes:

1.	to elect two directors, each for a term of three years;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.	to transact such other business as may properly come before the meeting.

Our board of directors has fixed October 14, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only record holders of common stock on the record date are entitled to notice of and to vote at the annual meeting.
For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact our Secretary via mail at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 or via telephone at (310) 469-6100.
Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the annual meeting. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. To make voting easier for you, you may vote your shares by proxy in one of three ways: (1) by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the envelope provided; (2) by visiting www.proxyvote.com and entering the control number that appears on the proxy card; or (3) by telephone at (800) 690-6903 and follow the instructions provided on the proxy card. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our board of directors.
You are cordially invited to attend the annual meeting. Your vote is very important.
By Order of the Board of Directors,
/s/ Kevin A. Shields
Kevin A. Shields
Chairman of the Board of Directors and
President
El Segundo, California
October 20, 2016

Griffin-Benefit Street Partners BDC Corp.
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
PROXY STATEMENT
Introduction
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Griffin-Benefit Street Partners BDC Corp. (which we refer to in this proxy statement as the "Company") for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to "we," "us," "our" or like terms also refer to the Company. The mailing address of our principal executive offices is Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. We expect to mail this proxy statement, the accompanying proxy card, and our 2015 Annual Report to Stockholders to our stockholders on or about October 25, 2016.
QUESTIONS AND ANSWERS

Q:	When and where will the annual meeting be held?

A:
Our 2016 annual meeting of stockholders will be held on December 13, 2016 at 10:00 A.M. (PT). The meeting will be held at the Company’s offices at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

Q:	What is the purpose of the meeting?

A:	At the meeting, you will be asked to:

•	elect two Class II directors, each to serve for a three year term expiring at the 2019 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

•	ratify the appointment of Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the year ending December 31, 2016; and

•	conduct such other business as may properly come before the annual meeting or any adjournment thereof.
Our board of directors is not aware of any matters that may be acted upon at the meeting other than the matters set forth in the first two bullet points listed above.

Q:	Who can vote at the meeting?

A:
Stockholders of record on October 14, 2016 (the "Record Date") are entitled to receive notice of the annual meeting and to vote the shares of common stock that they hold on that date. As of the Record Date, we had 4,563,196 shares of common stock issued, outstanding and eligible to vote.

Q:	How many votes do I have?

A:	Each outstanding share of common stock entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.

Q:	How can I vote?

A:	You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via mail, by completing, signing, dating and returning your proxy card in the enclosed envelope;

•	via the Internet at www.proxyvote.com; or

•	via telephone at (800) 690-6903, you will be prompted to enter a control number that can be found on the proxy card.
Regardless of whether you intend to attend the annual meeting, we encourage you to vote by proxy in accordance with one of the methods described above. None of our stockholders own more than 10% of our outstanding shares, so every stockholder’s vote is important to us. If you vote by proxy, you may still attend the annual meeting and vote in person. If you do so, any previous votes that you submitted, whether by mail, the Internet, or telephone, will be superseded by the vote that you cast at the annual meeting.

Q:	How will my proxies be voted?

A:
Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our board of directors as to (1) the election of directors, and (2) the ratification of the appointment of Ernst & Young as our independent registered public accounting firm. If other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in accordance with their best judgment in such matters.

Q:	What are the board of directors’ voting recommendations?

A:	Our board of directors recommends that you vote:

•	"FOR" each of the nominees to our board of directors; and

•	"FOR" the ratification of Ernst & Young as our independent registered public accounting firm.

Q:	How can I change my vote or revoke my proxy?

A:
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (via mail, the Internet or telephone), by attending the annual meeting and voting in person or by written notice addressed to: Griffin-Benefit Street Partners BDC Corp., Attention: Secretary, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. To be effective, a proxy revocation must be received by us at or prior to the annual meeting.

Q:	What vote is required to approve each proposal?

A:
Election of Directors. Each director shall be elected by a plurality of all the votes cast at the annual meeting in person or by proxy, provided that a quorum is present. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.

Ratification of Appointment of Independent Accounting Firm. The appointment of Ernst & Young as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast at the annual meeting in person or by proxy, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on the vote.

Q:	What constitutes a "quorum"?

A:
The presence at the annual meeting, in person or represented by proxy, of stockholders entitled to cast one-third of the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?

A:
We will bear the entire cost of the solicitation of proxies from our stockholders.  We have retained Broadridge Financial Solutions, Inc. ("Broadridge") to assist us in connection with the solicitation of proxies for the annual meeting.  Broadridge will be paid fees of approximately $12,600 plus out-of-pocket expenses, for its basic solicitation services, which include printing and review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities.  We also expect to incur approximately $3,130 in expenses related to printing of these proxy materials and our annual report. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	What if I receive only one set of proxy materials although there are multiple stockholders at my address?

A:
The Securities and Exchange Commission ("SEC") has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders, which allows us to send a single set of any annual report and/or proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as "householding." This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Griffin-Benefit Street Partners BDC Corp., Attention: Secretary, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 or call us at (310) 469-6100. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

A:
In order for a stockholder proposal to be properly submitted for presentation at our annual meeting next year, we must receive written notice of the proposal at our executive offices during the period beginning on

June 27, 2017 and ending July 27, 2017. If you wish to present a proposal for inclusion in the proxy materials for next year’s annual meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive written notice of your proposal at our executive offices no later than June 22, 2017 and it must otherwise comply with the requirements of Rule 14a-8. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Griffin-Benefit Street Partners BDC Corp., Attention: Secretary, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245 or call us at (310) 469-6100. For additional information, see the "Stockholder Proposals" section in this proxy statement.

Security Ownership of Certain Beneficial Owners and Management

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of October 14, 2016. Percentage of beneficial ownership is based on 4,563,196 shares of common stock outstanding as of October 14, 2016.

Name	Number of Shares	Percentage of Outstanding Shares
Directors and Executive Officers:(1)
Interested Directors
Kevin A. Shields(2)	159,518	3.5%
Richard J. Byrne	—	—
Independent Directors
M. Brent Stevens	—	—
Buford Ortale	—	—
Dennis Schaney	—	—
Executive Officers
David C. Rupert	—	—
Joseph E. Miller	—	—
Randy I. Anderson(3)	—	—
Jay Haas	—	—
Howard S. Hirsch	—	—
All directors and officers as a group (10 persons)	159,518	3.5%

(1)	The address of each beneficial owner is c/o Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

(2)
Consists of 11,111 shares owned by Griffin Capital BDC Advisor, LLC ("GBA") and 148,407 shares owned by Griffin Capital Vertical Partners, L.P., both of which are indirectly owned and controlled by Mr. Shields.

(3)	Mr. Anderson owns a minority, non-controlling interest in GBA and, as a result, is not deemed to be an indirect beneficial owner and otherwise disclaims beneficial ownership of the shares held by GBA.

Dollar Range of Securities Beneficially Owned by Directors
Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the record date. We are not part of a "family of investment companies," as that term is defined in the Investment Company Act of 1940 (the "1940 Act").

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Kevin A. Shields(3)	Over $1,000,000
Richard J. Byrne	None
Independent Directors
M. Brent Stevens	None
Buford Ortale	None
Dennis Schaney	None

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.
(2) The dollar range of equity securities beneficially owned by our directors is based on our most recent offering price of $9.80 per share.
(3) Consists of shares owned by GBA and Griffin Capital Vertical Partners, L.P., both of which are indirectly owned and controlled by Mr. Shields.

PROPOSAL 1. ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our board of directors. Pursuant to our charter, the board of directors is divided into three classes, designated Class I, Class II, and Class III. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until their respective successor is duly elected and qualified. At the annual meeting, two Class II directors shall be elected for a three-year term each.
Richard J. Byrne and M. Brent Stevens have been nominated for re-election, each to serve for a three-year term expiring in 2019. Each of Messrs. Byrne and Stevens is currently serving as a Class II director of the Company and has agreed to continue to serve as a Class II director, if re-elected. The address for each director is c/o Griffin-Benefit Street Partners BDC Corp., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.
Information About the Nominees and Directors
As described below under "Committees of the Board of Directors -Nominating and Corporate Governance Committee," the board of directors has identified certain desired attributes for director-nominees. Each of our directors and the director-nominees have demonstrated high character and integrity, superior credentials and recognition in his field and the relevant expertise and experience upon which to be able to offer advice and guidance to our management. Each of our directors and the director-nominees also have sufficient time available to devote to the affairs of the Company, are able to work with the other members of the board of directors and contribute to the success of the Company and can each represent the long-term interests of the Company’s stockholders as a whole. Our directors and director-nominees have been selected such that the board of directors represents a range of backgrounds and experience.
Certain information, as of the Record Date, with respect to the nominees for election at the annual meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of each person’s particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

Nominees for Class II Director - For a Term Expiring 2019

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director
Richard J. Byrne, 55	Director	Class II director since 2014; Current term expires 2016
President of Benefit Street Partners L.L.C.; Chief Executive Officer of Realty Finance Trust, Inc. (mortgage REIT); Chief Executive Officer of Deutsche Bank Securities, Inc. (securities brokerage and investment advisory firm)
Director of Realty Finance Trust, Inc., New York Road Runners, and MFA Financial, Inc.
Independent Director
M. Brent Stevens, 55	Director	Class II director since 2014; Current term expires 2016	Chief Executive Officer of Peninsula Pacific LLC (a diversified holding company)	Director of SCE, LLC, Brundage-Bone Concrete Pumping, and other portfolio entities owned by Peninsula Pacific LLC and its affiliates
Richard J. Byrne, age 55, is one of our directors. Mr. Byrne is President of Benefit Street Partners L.L.C. ("Benefit Street"), a multi-strategy credit manager. He is also the Chairman, Chief Executive Officer and President of Realty Finance Trust, Inc. Prior to joining Benefit Street in April 2013, Mr. Byrne was Chief Executive Officer of Deutsche Bank Securities, Inc. He was also the Global Co-Head of Capital Markets at Deutsche Bank. Before joining Deutsche Bank, Mr. Byrne was Co-Head of the Global Leveraged Finance Group and Head of Global Credit Research at Merrill Lynch & Co. He was also a perennially top-ranked credit analyst. Mr. Byrne earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.A. from Binghamton University. Mr. Byrne is a member of the Board of Directors of MFA Financial, Inc. and New York Road Runners.
We believe that Mr. Byrne's broad experience in asset and credit management and finance industries and his services at Benefit Street and its affiliates support his appointment to our board of directors.
Mr. Byrne is an interested person, as defined in the 1940 Act, due to this position at Benefit Street.
M. Brent Stevens, age 55, is one of our directors. Mr. Stevens is the Chief Executive Officer of Peninsula Pacific LLC, a diversified holding company, which owns companies in the gaming and industrial service and manufacturing industries. Until November 2012, Mr. Stevens was the Chairman and Chief Executive Officer of Peninsula Gaming Corporation, a company which he founded in 1997 and sold to Boyd Gaming Corporation in 2012. From 1990 through 2010, Mr. Stevens was a founding member of the Investment Banking Department at Jefferies & Company, Inc., holding various positions, most recently as an Executive Vice President and Head of Capital Markets. He was also a member of the firm's Executive Committee. Mr. Stevens is also a director of SCE, LLC, Brundage-Bone Concrete Pumping and the other portfolio entities owned by Peninsula Pacific LLC and its affiliates. He previously worked in the Investment Banking Department of Drexel Burnham Lambert after beginning his career at KPMG. Mr. Stevens received an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in accounting from the University of Southern California.
We believe that Mr. Stevens' broad experience in asset management, finance and investment banking, as well as management in general support his appointment to our board of directors.
Mr. Stevens is not an "interested person" of the Company as defined in the 1940 Act.

Vote Required
Each director shall be elected by a plurality of all the votes cast at the annual meeting in person or by proxy, provided that a quorum is present. There is no cumulative voting in the election of our directors. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.
Recommendation
Each of the two nominees for re-election as a director will be elected at the annual meeting if a quorum is present at the annual meeting and a plurality of all the votes cast, in person or by proxy, vote in favor of such director for re-election. A properly executed proxy marked "FOR ALL" will be considered a vote in favor of the nominees for re-election as director. A properly executed proxy marked "FOR ALL EXCEPT" will be considered a vote in favor of the nominee that you do not specifically strike from the list provided. A properly executed proxy marked "WITHHOLD ALL" will be considered a vote against the director nominees.
Our board of directors unanimously recommends a vote "FOR ALL" nominees listed for re-election as directors.
Current Directors - Not up for Election at the Annual Meeting
Class III Directors - Term Expiring 2017

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Interested Director
Kevin A. Shields, 58	Director and President	Class III Director since 2014; Term expires 2017	Chairman and Chief Executive Officer of Griffin Capital Corporation (an investment and asset management company)	Director of Griffin Capital Essential Asset REIT, Inc., Griffin Capital Essential Asset REIT II, Inc., and Griffin Institutional Access Real Estate Fund
Independent Director
Buford Ortale, 55	Director	Class III Director since 2014; Term expires 2017
Sole Principal of Sewanee Ventures (a private equity firm); Non-operating Financial Partner in ARRM, LLC (a real estate operator); Chief Executive Officer of Angular Kinetics, LLC (an engineering firm); Chief Investment Officer of PNQR, LLC (an engineering firm)
Director of Enliven Partners, Realty Finance Trust, Inc., and Intrensic, LLC

Kevin A. Shields, age 58, is one of our directors and president. Mr. Shields founded Griffin Capital Corporation ("Griffin Capital") in 1995, serves as Griffin Capital's Chairman and Chief Executive Officer, and is based in the firm's headquarters in El Segundo, California. Griffin Capital is the sponsor or co-sponsor of several public, non-listed real estate investment trusts and a 1940 Act interval fund, including: Griffin Capital Essential Asset REIT, Inc. ("GCEAR") and Griffin Capital Essential Asset REIT II, Inc. ("GCEAR II"), of which Mr. Shields is the Chairman and Chief Executive Officer, and Griffin-American Healthcare REIT III, Inc., and Griffin-American Healthcare REIT IV, Inc. (together with GCEAR and GCEAR II, "Griffin REITs"), for which Mr. Shields serves as a Board of Directors observer, and Griffin Institutional Access Real Estate Fund ("GIREX"), of which Mr. Shields is the President and Trustee. Mr. Shields is the Chairman and Chief Executive Officer of Griffin Capital Securities, LLC, a FINRA-registered broker-dealer and the dealer-manager for the Griffin REITs and GIREX, and Chief Executive Officer of Griffin Capital Advisor, LLC, an SEC-registered investment advisor and advisor to GIREX. Mr. Shields also serves as the Chief Executive Officer of GBA. Before founding Griffin Capital, Mr. Shields was a Senior Vice President and head of the Structured Real Estate Finance Group at Jefferies & Company, Inc. in Los Angeles and a Vice President in the Real Estate Finance Department of Salomon Brothers Inc. in both New York and Los Angeles. Over the course of his 30-year real estate and investment-banking career, Mr. Shields has structured and closed over 200 transactions totaling in excess of $8 billion of real estate acquisitions, financings and dispositions. Mr. Shields graduated from the University of California at Berkeley where he earned a J.D. degree from Boalt Hall School of Law, an M.B.A. from the Haas Graduate School of Business, graduating Summa Cum Laude with Beta Gamma Distinction, and a B.S. from Haas Undergraduate School of Business, graduating with Phi Beta Kappa distinction. Mr. Shields is a licensed securities professional holding Series 7, 63, 24 and 27 licenses, and an inactive member of the California Bar. Mr. Shields is a full member of the Urban Land Institute and frequent guest lecturer at the Haas Graduate School of Business. Mr. Shields is also a member of the Policy Advisory Board for the Fisher Center for Real Estate at the Haas School of Business, the Chair Emeritus of the Board of Directors for the Investment Program Association and an executive member of the Public Non-Listed REIT Council of the National Association of Real Estate Investment Trusts.

We believe that Mr. Shields' broad experience in real estate investment and banking and his services at Griffin Capital and its affiliates support his appointment to our board of directors.

Mr. Shields is an interested person, as defined in the 1940 Act, due to his position as our president, chief executive officer of GBA, and chief executive officer of Griffin Capital.
Buford Ortale, age 55, is one of our directors. Mr. Ortale is a private equity investor based in Nashville, Tennessee. He began his post-M.B.A. career with Merrill Lynch's Merchant Banking Group in New York in 1987. He was subsequently a founder and Managing Director of NationsBanc's High Yield Bond Group. He has served as the General Partner of numerous investment partnerships, and has been a principal as well as a board member for many private and public companies. Mr. Ortale is the sole principal of Sewanee Ventures (personal holding company), which he founded in 1996; the chairman of The Enliven Partnership (a healthcare services firm currently working with over 300 hospitals), a position he has held since 2005; a non-operating financial partner in ARRM, LLC; a board advisor to Western Express; and the Chief Executive Officer of two technology development firms (Angular Kinetics, LLC and PNQR, LLC), positions he has held since 2010. Mr. Ortale is also a director of Realty Finance Trust, Inc. and Intrensic, LLC. He received his B.A. from The University of the South in Sewanee in 1984, and his M.B.A. from Vanderbilt in 1987.

We believe that Mr. Ortale's broad experience in private equity and asset and credit management, and his prior and current experience as a member of boards of directors support his appointment to our board of directors.

Mr. Ortale is not an "interested person" of the Company as defined in the 1940 Act.

Class I Director - Term Expiring 2018

Name, Address and Age	Position(s) Held with Company	Terms of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director or Nominee for Director During Past 5 Years
Independent Director
Dennis Schaney, 59	Director	Class I Director since 2014; Term expires 2018	Retired	None

Dennis Schaney, age 59, is one of our directors. Mr. Schaney served as Managing Director and Head of High Yield and Leveraged Loans at Morgan Stanley Investment Management. Mr. Schaney also served as Co-Head of Morgan Stanley Credit Partners. During this time, he was responsible for leveraged loan, high yield bond and mezzanine investments across a variety of funds including closed-end, open-end and institutional separate accounts. Mr. Schaney retired from Morgan Stanley Investment Management in 2010. From 2003 to 2007, he served as Managing Director and Global Head of Fixed Income for Credit Suisse Asset Management. He oversaw global teams responsible for all fixed income investments and served on the asset management's Executive Committee and the Management Committee for Credit Suisse. Prior to Credit Suisse, Mr. Schaney founded BlackRock Financial Management's Leveraged Finance Group which was responsible for high yield, leveraged loan and mezzanine investments. He was also responsible for the alternative investment effort for leveraged assets including the Magnetite CLO/CBO products. In addition to those responsibilities, he co-headed the firm's credit research effort. Mr. Schaney worked at Merrill Lynch from 1988 through 1997 where he was Global Head of Corporate and Municipal Bond Research and an analyst covering the media, entertainment, and cable sectors. Prior to Merrill Lynch, Mr. Schaney was a Vice President at First Boston Corporation focusing on corporate restructuring and credit advisory services. He was also a Rating Officer for Standard & Poor's Rating Services. Mr. Schaney holds a B.S. in Psychology from the University of Bridgeport and an M.S. in Finance from Fairfield University.

We believe that Mr. Schaney's broad experience in asset and credit management and industry knowledge, including his leadership positions, support his appointment to our board of directors.

Mr. Schaney is not an "interested person" of the Company as defined in the 1940 Act.

Information About Executive Officers Who Are Not Directors
The following sets forth certain information, as of the Record Date, regarding our executive officers who are not members of our board of directors. The address for each executive officer is c/o Griffin-Benefit Street Partners BDC Corp., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

Name	Age	Position(s) Held with Company	Principal Occupation(s) During Past Five Years
Executive Officers
David C. Rupert	59	Chief Executive Officer	President of GBA; Executive Vice President of GCEAR II; President of GCEAR; and President of Griffin Capital
Joseph E. Miller	53	Chief Financial Officer and Treasurer	Chief Financial Officer of the Griffin Capital; Chief Financial Officer of GIREX; Chief Financial Officer of Griffin Capital Advisor, LLC
Jay Haas	46	Chief Compliance Officer	Chief Compliance Officer of GIREX; Compliance Director at Cipperman Compliance Services, LLC; and Risk Manager and Compliance Manager of The Vanguard Group
Randy I. Anderson	48	Executive Vice President
Executive Vice President of GBA; Chief Economist of Griffin Capital; Portfolio Manager of GIREX; Portfolio Manager of Bluerock Total Income+ Real Estate Fund; and senior executive positions at Bluerock Real Estate LLC

Howard S. Hirsch	50	Vice President and Secretary
General Counsel-Securities at Griffin Capital; Vice President and Secretary of GCEAR II; Vice President and Assistant Secretary at GCEAR; Shareholder at Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

David C. Rupert has been our Chief Executive Officer since our initial formation. Mr. Rupert has also been the President of GBA since May 2014. Mr. Rupert serves as the Executive Vice President of GCEAR, a position he has held since June 2015; as Executive Vice President of GCEAR II, a position he has held since February 2014; and as President of our sponsor, having re-joined our sponsor in September 2010. Mr. Rupert previously served as President of GCEAR from July 2012 through June 2015. Mr. Rupert's more than 30 years of commercial real estate and finance experience includes over $9 billion of transactions executed on four continents: North America, Europe, Asia and Australia. From July 2009 to August 2010, Mr. Rupert co-headed an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine. From March 2008 through June 2009, Mr. Rupert was a partner in a private equity firm focused on Eastern Europe, in particular extended stay hotel and multifamily residential development, and large scale agribusiness in Ukraine. Mr. Rupert previously served as Chief Operating Officer of our sponsor from August 1999 through February 2008. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998, Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Advisory Board to Cornell University's Endowment for Real Estate Investments, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell's masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert received his B.A. from Cornell in 1979 and his M.B.A. from Harvard in 1986.

Joseph E. Miller has been our Chief Financial Officer since our initial formation. Mr. Miller has also been the Chief Financial Officer of GBA since May 2014. Mr. Miller is the Treasurer of GIREX and the Chief Financial Officer of GIREX's adviser, Griffin Capital Advisor, LLC, and has held these positions since June 2014. In addition, Mr. Miller has served as Griffin Capital's Chief Financial Officer since February 2007, where he is responsible for accounting, finance, information technology systems and human resources functions. Mr. Miller was also the Chief Financial Officer and Treasurer of GCEAR II, and its adviser, from February 2014 to June 2016 and of GCEAR, and its adviser, from August 2008 to June 2016. Mr. Miller has over 25 years of real estate experience in public accounting and real estate investment firms. Prior to joining our sponsor, from 2001 to

January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University, Northridge, and an M.B.A. from the University of Southern California.

Jay Haas has been our Chief Compliance Officer ("CCO") since March 2016. Mr. Haas also serves as CCO of GIREX, a position he has held since March 2016. In addition, Mr. Haas serves as one of the compliance directors of Cipperman Compliance Services, LLC ("Cipperman"), a position he has held since October 2014, where he is responsible for compliance testing, maintaining compliance calendars and manuals, overseeing regulatory filings, preparing annual review reports, conducting sub-advisor due diligence reviews, and assisting in regulatory examinations for various mutual fund companies, investment advisors, and broker-dealers. Mr. Haas has more than 18 years of experience in the financial services industry. Prior to joining Cipperman, from May 2006 to October 2014, Mr. Haas worked at The Vanguard Group, an investment management company, where he served as the Risk Manager and Compliance Manager. In addition, Mr. Haas served in various other positions, including: Vice President, Director of Compliance for Ferris Baker Watts, Inc. from 2004 to 2006; Vice President, Assistant Director of Compliance for Janney Montgomery Scott LLC from 1999 to 2004; and Senior Compliance Examiner and Mentor at FINRA from 1996 to 1999. Mr. Haas received a B.S. in Economics/Finance from Bentley University. Mr. Haas is a licensed securities professional holding Series 7, 9, 10, 14, 24, 55, and 63 licenses and is a FINRA Certified Regulatory Compliance Professional.
Randy I. Anderson, Ph.D CRE has been our Executive Vice President since our initial formation. Dr. Anderson also serves as the Portfolio Manager/Co-Founder of GIREX, where he is also Chairman of the Board.  From 2012 through 2013, Dr. Anderson held several senior executive positions at Bluerock Real Estate LLC, including founding partner of the Bluerock Total Income+ Real Estate Fund, where he was the Portfolio Manager.   Dr. Anderson served as the Howard Phillips Eminent Scholar Chair and Professor of Real Estate at the University of Central Florida from 2008 through 2013, where he was responsible for growing the real estate program, including the establishment of the Professional MS in Real Estate.  While at the University of Central Florida, Dr. Anderson was a member of the University Foundation Investment Sub-Committee which provides investment advice for the endowment, was the academic member of the Florida Association of Realtors Education Foundation Advisory Board, and was an ex-officio board member of the Central Florida Commercial Association of Realtors.  In 2007, Dr. Anderson was President, Chief Executive Officer, and founding partner of Franklin Square Capital Partners, where he helped establish, strategically organize, and capitalize the firm.  From 2005 through 2007, Dr. Anderson also served as Chief Economist for CNL Financial Group as well as Divisional President for CNL Real Estate Advisors.  Dr. Anderson also was the Chief Economist and Director of Research for the Marcus and Millichap Company from 2002 through 2005 and Vice President of Research at Prudential Real Estate Advisors from 2001 through 2002. Dr. Anderson is a former co-editor of the Journal of Real Estate Portfolio Management and the Journal of Real Estate Literature.  Dr. Anderson received the Kinnard Young Scholar Award from the American Real Estate Society, an award which recognizes outstanding real estate scholarship for young academics, served as the Executive Director for the American Real Estate Society, was named a Homer Hoyt Fellow and a NAIOP Distinguished Fellow, and has been invited to guest lecture at leading global universities.  Dr. Anderson received his B.A. in Finance from North Central College in 1991 as a Presidential Scholar and holds a Ph.D. in Finance as a Presidential Fellow from the University of Alabama, where he graduated with highest distinction in 1996.
Howard S. Hirsch has been our Vice President and Secretary since November 2014. Mr. Hirsch has also been the Vice President of GBA since June 2014. Mr. Hirsch is Vice President and Secretary of GCEAR II, and

has held these positions since June 2014 and is Vice President and Assistant Secretary of GCEAR, and has held these positions since January 2015. Mr. Hirsch also serves as Vice President and General Counsel - Securities of Griffin Capital, positions he has held since June 2014. Prior to joining Griffin Capital in June 2014, Mr. Hirsch was a shareholder at the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC in Atlanta, Georgia. From July 2007 through the time he joined Baker Donelson in April 2009, Mr. Hirsch was counsel at the law firm of Bryan Cave LLP in Atlanta, Georgia. Prior to joining Bryan Cave LLP, from July 1999 through July 2007, Mr. Hirsch worked at the law firm of Holland and Knight LLP in Atlanta, Georgia, where he was an associate and then a partner. Mr. Hirsch has over 15 years of experience in public securities offerings, SEC reporting, corporate and securities compliance matters, and private placements. He previously handled securities, transactional and general corporate matters for various publicly-traded and non-traded REITs. Mr. Hirsch's experience also includes registrations under the Securities Act of 1933, reporting under the Exchange Act of 1934, and advising boards of directors and the various committees of public companies. He has counseled public companies on corporate governance best practices and compliance matters, and has represented issuers on SEC, FINRA, and "Blue Sky" regulatory matters in connection with registrations of public offerings of non-traded REITs and real estate partnerships. He also has experience representing broker dealers on various FINRA compliance matters. Mr. Hirsch earned his B.S. from Indiana University and his J.D. from The John Marshall Law School in Chicago, Illinois.
Director Independence

A majority of the members of our board of directors are not "interested persons," as defined in Section 2(a)(19) of the 1940 Act, of us or GBA and are "independent" consistent with the rules of the Nasdaq Global Select Market. Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

Our board of directors is currently comprised of 5 directors, 3 of whom are independent directors. Our board of directors has determined that Messrs. Ortale, Schaney and Stevens are independent directors. Based upon information requested from each director concerning his background, employment and affiliations, our board of directors has affirmatively determined that none of the independent directors has, or since our inception has had, a material business or professional relationship with us, other than in his capacity as a member of our board of directors or any committee or as a stockholder.

CORPORATE GOVERNANCE
Risk Oversight and Board Leadership Structure
Our board of directors will monitor and perform an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our board of directors will approve the appointment of the adviser and officers, review and monitor the services and activities performed by the adviser and executive officers and approve the engagement, and review the performance of, our independent public accounting firm.
Under our bylaws, our board of directors may designate a chairman to preside over the meetings of the board of directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the board. We do not have a fixed policy as to whether the chairman of the board should be an independent director and believe that we should maintain the flexibility to select the chairman and reorganize the leadership structure, from time to time, based on the criteria that is in our best interests at such times.
Presently, Mr. Shields serves as the chairman of our board of directors. Mr. Shields is an "interested person" of the Company as defined in Section 2(a)(19) of the 1940 Act because he controls Griffin Capital. We believe that Mr. Shield’s history with us and familiarity with our investment platform in particular qualify him to serve as the chairman of our board of directors. We believe that we are best served through this existing leadership structure, as Mr. Shields’ relationship with the Company provides an effective bridge and encourages an open dialogue between management and the board of directors, ensuring that both groups act with a common purpose.

Our board of directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is chairman of the board, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, standing audit and nominating and corporate governance committees comprised solely of independent directors and the appointment of a chief compliance officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures. We will re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.
Our board of directors believes that its current leadership structure, which places significant responsibilities on committees led by independent directors, is the optimal structure for the Company at this time because it allows the Company’s directors to exercise informed and independent judgment, and allocates areas of responsibility among committees of independent directors and the full board of directors in a manner that enhances effective oversight. The board of directors is of the opinion that having a majority of independent directors is appropriate and in the best interest of the Company’s stockholders, but also believes that having interested persons serve as directors provides both corporate and financial viewpoints that are significant elements in its decision-making process. Our board of directors will review its leadership structure periodically to ensure that the leadership structure remains appropriate and will make changes if and when it determines such changes are necessary or proper.
Our board of directors is expected to perform its risk oversight function primarily through (a) its three standing committees, the audit committee, the nominating and corporate governance committee, and the valuation and pricing committee (which we refer to as the valuation committee), which report to the entire board of directors and are comprised solely of independent directors, and (b) active monitoring of our chief compliance officer and our compliance policies and procedures.
As described below in more detail under "Committees of the Board of Directors," the audit committee, nominating and corporate governance committee and valuation committee assist the board of directors in fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. The nominating and corporate governance committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and our management. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our board of directors, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our board of directors and reporting any deficiencies or violations of such valuation policies to our board of directors on at least a quarterly basis, and reviewing other matters that our board of directors or the valuation committee deems appropriate.
Our board of directors also performs its risk oversight responsibilities with the assistance of the chief compliance officer. The board of directors annually reviews a written report from the chief compliance officer discussing the adequacy and effectiveness of our compliance policies and procedures and our service providers. The chief compliance officer’s annual report seeks to address at a minimum (a) the operation of our compliance policies and procedures and our service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the chief compliance officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the board of directors would reasonably need to know to oversee our compliance activities and risks. In addition, the chief compliance officer meets separately in executive session with the independent directors at least once each year.
We believe that our board’s role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject to as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in "qualifying assets" and we generally are not permitted to invest in any portfolio company in which one of our affiliates currently has an investment.
We recognize that different board roles in risk oversight are appropriate for companies in different situations. We will re-examine the manners in which the board administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.
Meetings of our Board of Directors
During 2015 our board of directors held four meetings. No director of the Company attended fewer than 75% of the total meetings of the board of directors and committee meetings on which such board member served and was eligible to attend during this period.
Stockholder Communications with Directors
We have established several means for stockholders to communicate concerns to our board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the chairman of the audit committee of our board of directors in care of our secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the chairman of the nominating and corporate governance committee of our board of directors in care of our secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our secretary. All concerns submitted in care of our secretary will be delivered to the appropriate independent director based upon our secretary’s determination.
Though we have no formal policy on the matter, we encourage all of the members of our board of directors to attend our annual meeting of stockholders.
Code of Ethics
We have adopted a code of ethics and business conduct which applies to our officers and directors, as well as employees and officers of GBA and its affiliates. We intend to disclose any amendments to or waivers of required provisions of the code of ethics on Form 8-K. Any person may obtain a copy of our code of ethics free of charge by submitting a written request to us at: Griffin-Benefit Street Partners BDC Corp., Attention: Chief Compliance Officer, Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. A copy of our code of ethics and business conduct is available in the "Corporate Governance" section of our website, www.griffincapital.com.
We and GBA each have also adopted a joint code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act") that establishes procedures for personal investments and restricts certain transactions by our personnel. Our code of ethics generally does not permit investments by our directors and officers, or by directors, officers, and employees of GBA in securities that may be purchased or held by us. We have attached our code of ethics as an exhibit to our registration statement on Form N-2, as amended, filed with the SEC on December 23, 2014. Stockholders may also read and copy the code of ethics at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. In addition, our code of ethics is available on the EDGAR Database on the SEC's Internet site at www.sec.gov. Stockholders may also obtain a copy of our code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. We intend to disclose any amendments to or waivers of required provisions of our code of ethics on Form 8-K.
Committees of the Board of Directors
Our board of directors has three standing committees, each of which consists of independent directors: an audit committee, a nominating and corporate governance committee, and a valuation committee. The current members of our audit committee are Messrs. Schaney (Chairman), Ortale and Stevens. The current members of our nominating and corporate governance committee are Messrs. Ortale (Chairman), Schaney and Stevens. The current members of our valuation committee are Messrs. Stevens (Chairman), Schaney and Ortale.

Audit Committee
The audit committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the audit committee. A copy of our audit committee charter is included as "Appendix A" to this proxy statement. The primary function of the audit committee is to serve as an independent and objective party to assist the board of directors in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of our financial statements, the adequacy of our system of internal controls, the review of the independence, qualifications and performance of our registered public accounting firm, and the performance of our internal audit function. The audit committee is presently composed of three persons, including Messrs. Stevens, Ortale and Schaney, all of whom are considered independent under the rules of the Nasdaq Global Select Market and are not "interested persons" of the Company or the adviser as that term is defined in Section 2(a)(19) of the 1940 Act. Our board of directors has determined that Mr. Schaney qualifies as an "audit committee financial expert" as defined under Item 407 of Regulation S-K of the Exchange Act. Mr. Schaney serves as the chairman of the audit committee. Each of the members of the audit committee meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an "interested person" of the Company or the adviser as defined in Section 2(a)(19) of the 1940 Act. The audit committee held four meetings during 2015.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee operates pursuant to a charter approved by our board of directors. A copy of our nominating and corporate governance committee charter is included as "Appendix B" to this proxy statement. The members of the nominating and corporate governance committee are Messrs. Stevens, Ortale and Schaney, all of whom are considered independent under the rules of the Nasdaq Global Select Market and are not "interested persons" of the Company or the adviser as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Ortale serves as chairman of the nominating and corporate governance committee. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the board of directors or a committee thereof, developing and recommending to the board of directors a set of corporate governance principles and overseeing the evaluation of the board of directors and our management. The nominating and corporate governance committee will also consider suggestions made by stockholders and other interested persons for director nominees who meet the established director criteria.  In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in the Company’s bylaws, which include, among other things, providing the nominee’s name, age, address, and ownership of the Company’s stock.  Such nominations must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The nominating and corporate governance committee held two meetings during 2015.
The nominating and corporate governance committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Company, our board of directors, and our stockholders. In considering possible candidates for election as a director, the nominating committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to our affairs;

•	are able to work with the other members of the board of directors and contribute to our success;

•	can represent the long-term interests of our stockholders as a whole; and

•	are selected such that the board of directors represents a range of backgrounds and experience.
The nominating and corporate governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating and corporate governance committee considers and discusses diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating and corporate governance committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the board of directors, when identifying and recommending director nominees. The nominating and corporate governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the nominating and corporate governance committee’s goal of creating a board of directors that best serves our needs and the interests of our stockholders.
Valuation and Pricing Committee
The valuation committee operates pursuant to a charter approved by our board of directors. The valuation committee is responsible for making recommendations in accordance with the valuation policies and procedures adopted by our board of directors, reviewing valuations and any reports of independent valuation firms, confirming that valuations are made in accordance with the valuation policies of our board of directors and reporting any deficiencies or violations of such valuation policies to our board of directors on at least a quarterly basis, and reviewing other matters that our board of directors or the valuation committee deems appropriate. The valuation committee also determines the offering price of the Company’s shares at each closing at which the Company issues and sells its shares and ensures that the offering price is determined in accordance with the Company’s pricing policies. The valuation committee is composed of Messrs. Stevens, Ortale and Schaney, all of whom are considered independent under the rules of the Nasdaq Global Select Market and are not "interested persons" of the Company or the adviser as that term is defined in Section 2(a)(19) of the 1940 Act. Mr. Stevens serves as chairman of the valuation committee. The valuation committee held four meetings during 2015.
Compensation Committee and Compensation of Directors
Our board of directors has not established a standing compensation committee because our executive officers do not receive any direct compensation from us. Our board of directors, as a whole, participates in the consideration of director compensation and decisions on director compensation are based on, among other things, a review of data of comparable business development companies.
We pay each of our independent directors a retainer of $30,000 per year plus $1,000 for each board of directors or committee meeting the independent director attends in person or by telephone ($2,000 for attendance by the chairman of the audit committee at each meeting of the audit committee and $1,500 for attendance by the chairman of any other committee at each of such committee's meetings). In the event there are multiple meetings of our board of directors and one or more committees in a single day, the fees will be limited to $3,000 per day ($3,500 for the chairman of the audit committee if there is a meeting of such committee).
All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of GBA or its affiliates, we do not pay compensation for services rendered as a director.
We also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time. We will not pay compensation to our directors who also serve in an executive officer capacity for us or GBA.
The following table provides a summary of the compensation earned by our directors for the period ended December 31, 2015:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Kevin A. Shields	$—	—	—	—	—	—	$—
Richard J. Byrne	—	—	—	—	—	—	—
M. Brent Stevens	41,000	—	—	—	—	—	41,000
Buford Ortale	41,000	—	—	—	—	—	41,000
Dennis Schaney	43,000	—	—	—	—	—	43,000
Total	$125,000	—	—	—	—	—	$125,000

Compensation Discussion and Analysis - Executive Compensation

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are officers of GBA or by individuals who were contracted by GBA to work on our behalf, pursuant to the terms of the investment advisory agreement or administration agreement. Each of our executive officers is an officer of GBA, and the day-to-day investment operations and administration of our portfolio are managed by GBA with the assistance of Benefit Street. In addition, we reimburse Griffin Capital BDC Administrator, LLC ("Administrator") for our allocable portion of expenses incurred by our Administrator in performing its obligations under the administration agreement, including the allocable portion of the cost of our officers and their respective staffs determined under the administration agreement.

The investment advisory agreement and the administration agreement each provide that GBA, our Administrator and their respective officers, directors, controlling persons and any other person or entity affiliated with it acting as our agent shall be entitled to indemnification (including reasonable attorneys' fees and amounts reasonably paid in settlement) for any liability or loss suffered by GBA or our Administrator or such other person, and GBA, our Administrator and such other person shall be held harmless for any loss or liability suffered by us, if (i) GBA or our Administrator has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests, (ii) GBA or our Administrator or such other person was acting on behalf of or performing services for us, (iii) the liability or loss suffered was not the result of willful misfeasance, bad faith or gross negligence by GBA, our Administrator or an affiliate thereof acting as our agent, and (iv) the indemnification or agreement to hold GBA, our Administrator or such other person harmless is only recoverable out of our net assets and not from our stockholders.

Compensation Report

The board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the board of directors has determined that the Compensation Discussion and Analysis - Executive Compensation be included in this proxy statement.

Kevin A. Shields
Richard J. Byrne
M. Brent Stevens
Buford Ortale
Dennis Schaney

October 14, 2016

The preceding Compensation Report to stockholders is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Interlocks and Insider Participation

For the period ended December 31, 2015, decisions regarding officer and director compensation were made by our board of directors. None of our executive officers or directors had relationships in the period ended December 31, 2015 that would require disclosure as a "compensation committee interlock" or "insider participation." Kevin A. Shields, our President and a director, serves as an officer, director, and manager of numerous entities affiliated with our Sponsor and GBA. Richard J. Byrne, a director, serves as president of Benefit Street, our sub-adviser.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the period ended December 31, 2015.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The audit committee of the board of directors is required to review and approve all related-party transactions (as defined in Item 404 of Regulation S-K). Any transaction with an affiliate must be on terms no less favorable than could be obtained from an unaffiliated third party.
Policy with Respect to Approval of Related Party Transactions
We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. For example, our code of ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual's personal interest and the interests of us. Waivers to the code of ethics for any executive officer or member of our board of directors must be approved by our board of directors and are publicly disclosed as required by applicable law and regulations. The audit committee is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K). In addition, the nominating and corporate governance committee is responsible for considering and acting upon any conflicts of interest-related matter as required by our charter or otherwise permitted by the

Maryland General Corporation Law where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving the Company’s adviser, sub-adviser, or their affiliates. Prior to the occurrence of a liquidity event, all future transactions with our affiliates will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of our board, including a majority of the independent directors.
Compensation and Reimbursement of Investment Adviser and its Affiliates
We have entered into an Investment Advisory Agreement with GBA. We have also entered into an administration agreement with our Administrator, pursuant to which our Administrator will furnish us with office facilities and equipment, and clerical, bookkeeping and record keeping services. Our Administrator will also oversee our financial records and prepare our reports to stockholders and reports filed with the SEC. In addition, our Administrator will perform the calculation and publication of our net asset value, and oversee the preparation and filing of our tax returns, the payment of our expenses and the performance oversight of various third-party service providers. Our Administrator has contracted with an independent third party to provide certain of our accounting and administrative services.
Our payment of organization and offering costs (including reimbursement of costs incurred by GBA and its affiliates) is approximately 1.5% of the gross proceeds from our offering. As of December 31, 2015, Griffin Capital and its affiliates incurred organization costs and offering costs of approximately $0.4 million and $2.1 million respectively. As of December 31, 2014, Griffin Capital and its affiliates incurred organization costs and offering costs of approximately $0.3 million and $0.8 million, respectively. GBA and certain of its affiliates, which includes Griffin Capital, are entitled to receive reimbursement of up to 1.5% of the gross proceeds raised until all offering costs and organization costs have been reimbursed. Except for this provision in the Investment Advisory Agreement, there is no other agreement regarding the payment of the organization and offering costs incurred by Griffin Capital, or the reimbursement of any organization and offering costs funded by Griffin Capital. The decision to fund our organization and offering costs and the decision to seek reimbursement for such costs is solely at the discretion of Griffin Capital. As a result, we may or may not be requested to reimburse any costs funded by Griffin Capital.
Capital Contributions
On July 25, 2014 and July 28, 2014, pursuant to a private placement, each of GBA and Benefit Street, respectively, contributed $100,000 to purchase 11,111 shares of our common stock at $9.00 per share, which represents the initial public offering price of $10.00 per share net of selling commissions and dealer manager fees. Neither GBA nor Benefit Street will tender these shares for repurchase as long as it remains the investment adviser or investment sub-adviser, respectively. In connection with the private placements, we issued an aggregate of approximately 22,222 shares of common stock for aggregate proceeds of approximately $0.2 million. On May 1, 2015, we achieved the minimum offering requirement and commenced operations.
Suspension of Offering
As of December 31, 2015, we have raised total gross proceeds of approximately $30.0 million pursuant to the offering plus the proceeds from the private placement. On March 15, 2016, our board of directors determined that it is in our and our stockholders’ best interest to suspend the offering. The board of directors’ determination was based on the adviser's belief that market conditions and our current structure are not conducive to continuing the offering. The adviser has proposed to the board of directors that we elect an alternative fund structure that is expected to reduce our exposure to potential federal and state regulatory challenges and unfavorable market conditions facing non-traded BDCs. Such alternative structures include an interval fund structure through which we may be allowed to consummate investments generally not otherwise available to BDCs.
The board of directors has not made a decision to pursue any specific alternative structure. Any determination to alter our structure would be subject to approval by both the board of directors and our stockholders. We will continue to operate as a non-traded BDC unless and until both the board of directors and stockholders approve an alternative structure.

Potential Conflicts of Interest
Because GBA's senior management team includes members of the senior management team of Griffin Capital, which is the sponsor of the Griffin REITs, such members provide management services to both us and the Griffin REITs. In the event that GBA undertakes to provide investment advisory services to other clients in the future, it will strive to allocate investment opportunities in a fair and equitable manner consistent with our investment objective and strategies so that we will not be disadvantaged in relation to any other client of our investment adviser or its senior management team. In addition, as noted above, GBA's senior management team consists of substantially the same management team that operates Griffin Capital.
Policies and Procedures for Managing Conflicts
GBA and its affiliates will have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between GBA's fiduciary obligations to us and its similar fiduciary obligations to other clients in a manner that is fair and equitable. For example, such policies and procedures may be designed so that, when appropriate, certain investment opportunities may be allocated on an alternating basis that is fair and equitable among us and their other clients. An investment opportunity that is suitable for multiple clients of GBA and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that GBA's or its affiliates' efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
As of December 31, 2015, the principals of GBA do not manage any other investment vehicles with similar or overlapping investment strategies as ours. We expect that, if such a situation were to arise in the future, GBA will put into place an investment allocation policy that addresses the co-investment restrictions set forth under the 1940 Act and seeks to ensure the fair and equitable allocation of investment opportunities amongst us and any future investment vehicles with similar or overlapping investment strategies as ours.
Affiliated Dealer Manager
The dealer manager is an affiliate of GBA. This relationship may create conflicts in connection with the dealer manager's due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in any prospectus for accuracy and completeness, due to its affiliation with GBA, no independent review of us will be made in connection with the distribution of our shares in any offering.
Co-Investment Opportunities
As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments with certain affiliates under the 1940 Act, such as GBA, Benefit Street and their respective affiliates. Together with these affiliates, we have applied for exemptive relief from the SEC to permit greater flexibility to negotiate the terms of co-investments. In an order dated June 23, 2015, the SEC granted exemptive relief permitting us, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of Benefit Street.  Among other things, the relief requires that our independent directors review and approve each initial co-investment. We further believe this relief may also allow us to participate in larger investments, together with Benefit Street’s co-investment affiliates, than would be available to us if we had not obtained such relief.
License Agreements
We have entered into a license agreement with Griffin Capital under which Griffin Capital has agreed to grant us a non-exclusive, royalty-free license to use the name "Griffin." We have also entered into a license agreement with Benefit Street under which Benefit Street has agreed to grant us a non-exclusive, royalty-free license to use the name "Benefit Street Partners." Under these agreements, we have a right to use the "Griffin" name for so long as GBA or one of its affiliates remains our investment adviser and the "Benefit Street Partners" name for so long as Benefit Street or one of its affiliates remains our investment sub-adviser. Other than with respect to these limited licenses, we have no legal right to the "Griffin" or "Benefit Street Partners" names. These license agreements will remain in effect for so long as the Investment Advisory Agreement and Investment Sub-Advisory Agreement with GBA and Benefit Street, respectively, remain in effect.
PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has appointed Ernst & Young to be our independent registered public accounting firm for the year ending December 31, 2016. Ernst & Young has served as our independent registered public accounting firm since our formation. A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he so desires. The representative also will be available to respond to appropriate questions from the stockholders.
Although it is not required to do so, our board of directors is submitting the audit committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting in order to ascertain the view of the stockholders regarding such appointment.
Pre-Approval Policies

The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the audit committee considers whether the service is permissible under applicable SEC rules. The audit committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full audit committee at its next scheduled meeting. All services rendered by Ernst & Young in the period ended December 31, 2015 were pre-approved in accordance with the policies set forth above.

Fees Paid to Principal Auditor

Our audit committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate agreed upon and billed fees for professional accounting services provided by Ernst & Young, including the audit of our annual financial statements for the periods ended December 31, 2015 and December 31, 2014, are set forth in the table below.

	2015	2014
Audit Fees	$248,860	$117,000
Audit-Related Fees	—	—
Tax Fees	26,975	4,500
All Other Fees	—	—
Total	$275,835	$121,500

•
Audit Fees - These fees were for professional services performed by Ernst & Young in connection with the audit of our initial and annual financial statements. The fees also relate to other work performed by Ernst & Young related to the filing of our registration statement, and amendments thereto, to the SEC.

•	Tax Fees - These fees are for services to be rendered by Ernst & Young for assistance with tax compliance regarding tax filings and also for other tax advice and consulting services.

Audit Committee Report
Pursuant to the audit committee charter adopted by the board of directors of the Company, the audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors, the audit and financial reporting process and the system of internal control over financial reporting that management has established and by reviewing the financial information to be provided to the Company’s stockholders and others. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the audit committee. Accordingly, the audit committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.
In this context, in fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements for the year ended December 31, 2015 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The audit committee discussed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed with the audit committee under Statement on Auditing Standards No. 16, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board (PCAOB). The audit committee also received the written disclosures and the letter from the Company’s independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence. In addition, the audit committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.
The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year-ended December 31, 2015 for filing with the SEC. Our board of directors subsequently accepted the audit committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
Dennis Schaney (Chairman)
M. Brent Stevens
Buford Ortale
October 14, 2016
The preceding Audit Committee Report to stockholders is not "soliciting material" and is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Vote Required
The appointment of Ernst & Young as our independent registered public accounting firm is ratified by the affirmative vote of a majority of votes cast at the annual meeting in person or by proxy, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. In the event that this matter is not ratified by our stockholders, the audit committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.
Recommendation
Our board of directors unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2016.
STOCKHOLDER PROPOSALS
Any proposal by a stockholder for inclusion in proxy solicitation materials for the next annual meeting of stockholders must be received by our Secretary, at our offices no later than June 22, 2017 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. If a stockholder desires to present a proposal at the next annual meeting, whether or not the proposal is intended to be included in the proxy materials, our bylaws require that the stockholder give advance written notice to our Secretary, no earlier than June 27, 2016 and no later than July 27, 2016. Stockholders desiring to submit a proposal are advised to examine the Company’s bylaws, as they contain additional submission requirements.
The Company may exercise discretionary voting authority with respect to stockholder proposals for the annual meeting that are not included in the proxy statement and form of proxy, but that were timely received by the Company. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Company on matters not specifically reflected on the form of proxy.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

APPENDIX A
GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
AUDIT COMMITTEE CHARTER
Amended and Restated as of March 9, 2016

I.	PURPOSE
The Audit Committee’s primary purpose is to (A) assist the Board of Directors (the “Board”) of Griffin-Benefit Street Partners BDC Corp. (the “Company”) in fulfilling its oversight responsibilities relating to: (i) the integrity of the Company’s financial statements and other financial information to be provided to the stockholders and others; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the system of internal controls which management of the Company has established; (iv) the qualifications and independence of the Company’s independent auditor; (v) the performance of the Company’s internal audit function and independent auditors; and (vi) the Company’s audit and financial reporting processes; and (B) prepare the audit committee reports that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement or other disclosure documents. In performing these functions, the Audit Committee shall maintain free and open communications among the Board, the Company’s independent auditors and the Company’s management.
The Audit Committee will fulfill this purpose primarily by carrying out the activities enumerated in Section IV of this Charter.

II.	COMPOSITION
The Audit Committee shall be comprised of at least three of the independent members of the Company’s Board (as defined in the Company’s Articles of Amendment and Restatement), each of whom must satisfy any applicable laws, rules and regulations governing independence, as determined from time to time by the Company’s Board.
All members of the Audit Committee shall satisfy the SEC requirement regarding their level of financial “literacy” or “sophistication.” At least one member of the Audit Committee shall have the qualifications of an “audit committee financial expert” as defined in the SEC rules and as determined in the judgment of the Board with reference to applicable law.
The members of the Audit Committee are appointed by the Board and shall serve until their successors are appointed or duly elected and qualified. The Board shall, or shall delegate to the members of the Audit Committee the responsibility to, designate one member of the Audit Committee to serve as chairman of the Audit Committee. Any member of the Audit Committee must inform the Board if he or she serves on the audit committee of two or more public companies (other than this company and its subsidiaries), and the Board must affirmatively determine that such service does not impair the ability of such member to serve effectively on the Audit Committee in order for that member to continue to serve on the Audit Committee.

III.	MEETINGS
The Audit Committee shall meet as often as it deems appropriate, but no less frequently than four times a year, on a quarterly basis, and shall hold such special meetings as circumstances may require. All Audit Committee members are expected to attend each meeting, in person or via tele- or video-conference. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business. Minutes of each meeting of the Audit Committee should be recorded by the secretary to the Committee. Approval by a majority of the members present at a meeting at which a quorum is present shall constitute approval by the Audit Committee. The Audit Committee may also act by unanimous written consent without a meeting.

IV.	AUTHORITY AND RESPONSIBILITIES
The Audit Committee’s authority and responsibilities are set forth below.
Regarding its relationship with the independent auditors, the Audit Committee shall:

1.
Appoint, compensate, oversee, retain, discharge and replace the independent auditors of the Company, or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit

APPENDIX A

report or performing other audit, review or attest services for the Company. The independent auditor and any other such registered public accounting firm shall report directly to the Audit Committee.

2.
Preapprove all auditing services performed for the Company by the independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in accordance with applicable law. See the Policy on Pre-Approval of Audit and Non-Audit Services set forth in Annex A.

3.
Have the authority to form and delegate authority to subcommittees consisting of one or more members of the Audit Committee, including the authority to grant preapprovals of audit and permitted non-audit services; provided however, that decisions of subcommittees to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

4.	Establish policies for the Company’s hiring of employees or former employees of the independent auditors.

5.
Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of their audits.

6.
Ensure that less than 50% of the audit work (by percentage of hours) by the independent auditors for the most recent fiscal year was performed by persons who were not the auditor’s full-time, permanent employees (if this percentage is greater than 50%, then disclosure is required in the Company’s proxy statement).

7.
Review with the independent auditors any audit problems or difficulties, and management’s response thereto, and resolve any disagreements between management and the independent auditor regarding financial reporting.

8.
Obtain and review an annual report from the independent auditors describing (i) the auditor’s internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review, or by a peer review, or by any inquiry or investigation by governmental or professional authorities within the last five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues, and (iii) all relationships between the auditor and the Company. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with federal securities laws.

Regarding financial reporting and disclosure matters, the Audit Committee shall:

9.
Ensure that the independent auditor provides a report with the Audit Committee (prior to the filing of the audit report with the SEC in the Annual Report on Form 10-K), which states (i) all critical accounting policies to be used by the Company, (ii) all alternative treatments of financial information within GAAP that have been discussed with management of the Company, the ramifications of these disclosures, and the treatment preferred by the auditor, and (iii) any other material written communications between the auditor and Company management.

10.	Review the Company’s annual audited financial statements and discuss such audited financial statements with management and the independent auditor.

11.	Discuss at least annually with the independent auditor the matters required to be discussed pursuant to Statements on Auditing Standards No. 61.

12.
On an annual basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), and review and discuss with the auditors all significant relationships the auditors have with the Company to determine the independence of the auditors.

APPENDIX A

13.
Based upon the review and discussion of the financial statements with the independent auditor, recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

14.
Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Form 10-K and Form 10-Q.

15.	Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s Annual Report on Form 10-K prior to filing with the SEC.

16.
Review and discuss with management (and personnel responsible for the internal audit function) and the independent auditors the Company’s quarterly financial statements and each of the Company’s Quarterly Reports on Form 10-Q prior to filing with the SEC.

17.
Review and discuss with management the Company’s earnings and dividend press releases, as well as financial information, earnings or dividend guidance provided to the analysts and rating agencies (if applicable). Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types made.

18.
Review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

19.
Review and approve the table in the Company’s annual meeting proxy statement disclosing the audit fees, audit-related fees, tax fees, and all other fees billed for each of the last two fiscal years for services rendered by the independent auditor.

20.
Preapprove all audit and non-audit services provided by the independent auditor, including specific preapproval of internal control-related services based on PCAOB Rule 3525, and shall receive certain disclosure, documentation and discussion of non-prohibited tax services by the independent auditor based on PCAOB 3524. The Audit Committee shall not engage the independent auditor to perform non-audit services proscribed by law or regulation. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

21.	Meet separately and periodically with management, personnel responsible for the internal audit function and the independent auditors in performance of the oversight function of the Audit Committee.

22.	Prepare an Audit Committee Report to be included in the Company’s annual meeting proxy statement on an annual basis as required by federal securities laws.

23.
Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

24.
Obtain quarterly assurances from management that the Company’s system of internal controls is adequate and effective. When required by applicable SEC rules, obtain annually a report from the independent auditor, with attestation, regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

25.
Approve appropriate amounts payable (i) to the independent auditors or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) to any advisers employed by the Audit Committee, and (iii) for ordinary administrative expenses of the Audit Committee that maybe necessary or appropriate to carry out its duties.

APPENDIX A

26.
Report regularly to the Board on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the Company’s internal audit function.

27.	The Audit Committee should also review:

•
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•
the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

Regarding ethical and legal compliance, internal audit function, and other issues, the Audit Committee shall:

28.	Review the Company’s code of business conduct and code of ethics periodically and discuss with management the procedures in place to enforce such codes.

29.
Establish appropriate processes and procedures surrounding the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and the confidential anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

30.	Review and discuss with management of the Company, Company policies with respect to risk assessment and risk management.

31.
At least annually, evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan to determine whether the Company’s internal audit function provides management and the Audit Committee with ongoing assessments of the Company’s risk management and procedures and systems of internal controls.

32.	Have the authority to retain independent counsel and other advisers, as it determines necessary to carry out its duties.

33.	Have the authority and power to investigate any matter brought to its attention with full access to the books, records and personnel necessary to carry out its responsibilities.

34.	Perform at least annually a self-evaluation of the Audit Committee to ensure that it is functioning properly and otherwise carrying out its responsibilities.

35.
Perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, the Company’s Bylaws, SEC Rules and other governing law, as the Audit Committee or the Board deems necessary or appropriate.

36.
Review this Charter at least annually and recommend any changes to the Board. If a revision to the Charter is proposed, such revision shall be presented to the Board after consultation and review with the Company’s corporate counsel.

37.	Invite, and hear from time to time, a report from the Company’s general counsel or outside counsel on legal issues and actions involving the Company and any material reports or inquiries received from

APPENDIX A

regulators or governmental agencies that may have a material impact on the Company’s financial statements, compliance policies and practices.

V.	LIMITATION ON AUDIT COMMITTEE’S RESPONSIBILITIES
It is not the duty of the Audit Committee to prepare financial statements, to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor. Furthermore, while the Audit Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of senior management of the Company to determine the appropriate level of the Company’s exposure to risk.

VI.	ENGAGEMENT OF ADVISORS
The Audit Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the independent registered public accountants, independent counsel and any other advisors employed by the Audit Committee. Any payment or commitment, other than in respect of the Company’s independent registered public accountants, that involves $50,000 or more shall require prior approval of the Board.

VII.	Disclosure of Charter
The Charter of the Audit Committee will be made available on the Company’s website at www.griffincapital.com.

APPENDIX A

ANNEX A
POLICY ON PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for the Company by our independent auditor, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. In determining whether or not to pre-approve services, the Audit Committee considers whether the service is permissible under applicable SEC rules. The Audit Committee may, in its discretion, delegate one or more of its members the authority to pre-approve any services to be performed by our independent auditors, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting.

APPENDIX A

APPENDIX B
GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
Adopted as of December 16, 2014
PURPOSE AND RESPONSIBILITIES
The Nominating and Corporate Governance Committee (the “Committee”) is intended to assist the Board of Directors (the “Board”) of Griffin-Benefit Street Partners BDC Corp. (the “Company”) in fulfilling its oversight responsibilities under Maryland law. As such, the Committee shall have four primary responsibilities.
First, the Committee shall be responsible for identifying individuals qualified to serve on the Board, consistent with criteria approved by the Board, and recommending that the Board select a slate of director nominees for election by the stockholders of the Company at the annual meeting of the stockholders of the Company, in accordance with the Company’s articles of amendment and restatement (the “Charter”) and Bylaws and with Maryland law.
Second, the Committee shall be responsible for developing and recommending to the Board a set of corporate governance policies and principles to be applicable to the Company. It shall also be the task of the Committee to periodically re-evaluate such policies and guidelines for the purpose of suggesting amendments to them if appropriate.
Third, the Committee shall oversee an annual evaluation of the Board and each of the committees of the Board.
Fourth, the Committee shall be responsible for considering and acting upon any conflicts of interest-related matter as required by the Company’s Charter or otherwise permitted by the Maryland General Corporation Law (the “MGCL”) where the exercise of independent judgment by any of the Company’s directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving the Company’s adviser, sub-adviser, or their affiliates.
COMPOSITION OF THE COMMITTEE
The membership of the Committee shall consist of three or more directors, each of whom shall be an independent director consistent with applicable laws, rules and regulations, qualifying as such under the Charter. Each member of the Committee shall be appointed by the Board on the recommendation of the then current Committee. The chairperson of the Committee shall be designated by the Board or if such designation is not made, the members may designate a chairperson by majority vote of the full Committee. The Board may, at any time, remove one or more directors as members of the Committee and may fill any vacancy on the Committee. Members of the Committee shall be elected annually by the Board and shall hold office until the earlier of (i) the election of their respective successors, (ii) the end of their service as a director of the Company (whether through resignation, removal, expiration of term or death) or (iii) their resignation from the Committee. The Committee may form and delegate authority to subcommittees as appropriate.
OPERATIONS OF THE COMMITTEE
Nominating Function
At least annually, the Committee shall review with the Board the appropriate skills and characteristics required of Board members. The full Board shall remain responsible for selecting nominees and recommending them for election by the stockholders. The Committee is responsible for developing and implementing the screening process necessary to identify qualified candidates. As a part of its screening process, the Committee shall:

•	evaluate the qualifications of candidates for the Board, in light of the criteria approved by the Board;

•
evaluate a candidate’s independence from the Company’s management and other principal service providers and the effect of any relationships that might impair independence, e.g., business, financial or family relationships with the Company’s management or other service providers; and

•	consider candidates proposed by management of the Company, by directors or by stockholders, in accordance with procedures established by the Committee from time to time.

APPENDIX B

The Committee may determine, from time to time, the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the Board. The Committee has the sole authority to retain, at Company expense, and terminate any such search firm or consultant, including sole authority to approve the fees to be paid to such firm or consultant and all other retention terms.
On an annual basis, the Committee shall evaluate the membership of the committees of the Board. The Committee shall provide to the full Board the results of its evaluation, together with the Committee’s recommendation as to committee membership during the upcoming year, for consideration by the Board in connection with the annual committee appointment process. In the event of a vacancy on any of the committees of the Board, the Committee shall provide its recommendation regarding a replacement committee member to the full Board.
Corporate Governance Function
Simultaneous with the adoption of this charter, the Committee shall, with the assistance of the Company’s outside counsel, develop and recommend a set of formal, written guidelines for corporate governance, which shall be presented to the full Board for consideration and adoption.
The Committee shall, from time to time, review the governance structures and procedures of the Company and suggest improvements thereto to the full Board of Directors. Such improvements, if adopted by the full Board, shall be incorporated into the written guidelines.
Annual Evaluation Function
The Committee shall conduct an annual evaluation of its performance. Additionally, the Committee shall oversee an annual evaluation of the Board and each of the other committees of the Board.
Conflict Resolution Function
The Committee shall consider and act upon any conflicts of interest-related matter required by the Company’s Charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of the Company’s directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving the Company’s adviser, sub-adviser, or their affiliates.
Among the conflicts of interest-related matters that the Committee is expected to act upon are:

•	the continuation, renewal or enforcement of agreements with the adviser, sub-adviser and their affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	investment decisions;

•	transactions with Affiliates;

•	whether and when the Company seeks to list its shares of common stock on a national securities exchange;

•	whether and when the Company seeks to sell its assets and liquidate;

•	whether and when the Company or its assets are merged, reorganized or otherwise transferred to another entity; and

•	whether and when the Company seeks to otherwise create a liquidity event for its stockholders.
Other Activities
The Committee shall perform any other activities consistent with this charter, the Company’s Charter and Bylaws and governing law as the Board deems appropriate.

APPENDIX B

COMMITTEE MEETINGS
The Committee shall meet at least two times per year. Other meetings may be held at the discretion of the chairperson of the Committee. Minutes of each of these meetings shall be kept.
ENGAGEMENT OF ADVISORS
The Committee shall have the resources and authority appropriate to carry out its duties, including the authority to engage independent counsel and other advisors and to cause the officers of the Company to provide such funding as it determines is appropriate for payment of compensation to the independent registered public accountants, independent counsel and any other advisors employed by the Committee. Any payment or commitment that involves $50,000 or more shall require prior approval of the Board.

APPENDIX B

GRIFFIN
BENEFIT STREET PARTNERS
BUSINESS DEVELOPMENT COMPANY

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
1520 E. GRAND AVENUE
EL SEGUNDO, CA 90245

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.proxyvote.com. Follow the on-line instructions. If you vote by Internet, you do not have to return your paper ballot. Vote by Internet deadline December 12, 2016 at 11:59 p.m. (ET)

Vote by Telephone

Please call us toll free at 1-800-690-6903, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by Telephone deadline December 12, 2016 at 11:59 p.m. (ET)

Vote by Mail

Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope. Completed proxy cards must be received by December 12, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E14246-P83390

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" THE NOMINEES NAMED IN ITEM 1 AND "FOR" ITEM 2. IF NO SPECIFICATION IS MADE, SUCH PROXY WILL BE VOTED IN ACCORDANCE WITH THESE RECOMMENDATIONS.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. For the election of Richard J. Byrne and M. Brent Stevens to serve as Class II Directors until the Annual Meeting of Griffin-Benefit Street Partners BDC Corp. to be held in the year 2019 and until their successors are elected and qualified.

Nominees:

01) Richard J. Byrne
02) M. Brent Stevens

	For	Against	Abstain
2. For ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

IN THEIR DISCRETION, to act upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

E14247-P83390

GRIFFIN-BENEFIT STREET PARTNERS BDC CORP.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 13, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY DECEMBER 12, 2016

The undersigned stockholder of Griffin-Benefit Street Partners BDC Corp., a Maryland corporation, hereby appoints Joseph E. Miller and Howard S. Hirsch, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2016 Annual Meeting of Stockholders of Griffin-Benefit Street Partners BDC Corp. to be held on December 13, 2016 at 10:00 A.M. (PT), at the offices of Griffin-Benefit Street Partners BDC Corp., Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Griffin-Benefit Street Partners BDC Corp.'s Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR ALL" the nominees named in Item 1 and "FOR" Item 2.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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